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                                                                    EXHIBIT 10.4


                THIRD AMENDMENT TO GUARANTY OF PAYMENT AGREEMENT

         THIS THIRD AMENDMENT TO GUARANTY OF PAYMENT AGREEMENT (herein called the "Amendment") made as of May 10, 2000 by and among Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. ("Guarantor"), and Bank United, individually and as agent for itself and certain additional lenders ("Agent").

                              W I T N E S S E T H:

         WHEREAS, ALS Holdings, Inc., a Delaware corporation, ALS Wisconsin Holdings, Inc., a Delaware corporation and Agent entered into that certain Amended and Restated Financing and Security Agreement dated as of February 12, 1999, as amended by that certain First Amendment to Amended and Restated Financing and Security Agreement dated as of October 29, 1999, that certain Suspension, Waiver and Modification Agreement dated as of March 28, 2000, and that certain Second Amendment to Amended and Restated Financing and Security Agreement dated of even date herewith (as amended, supplemented, or restated to the date hereof, the "Financing Agreement"), for the purpose and consideration therein expressed, whereby Lenders (as defined in the Financing Agreement) became obligated to make loans to Borrower (as defined in the Financing Agreement) as therein provided; and

         WHEREAS, in connection with the transactions contemplated by the Financing Agreement, Guarantor executed and delivered to Agent, for the benefit of Lenders, that certain Guaranty of Payment Agreement dated as of February 12, 1999 as amended by that certain First Amendment to Guaranty of Payment Agreement dated as of October 29, 1999, and that certain Suspension, Waiver and Modification Agreement dated as of March 28, 2000 (as amended, supplemented or restated to the date hereof, the "Original Guaranty"), pursuant to which Guarantor guaranteed the payment and performance of all obligations of Borrower under the Financing Agreement; and

         WHEREAS, Guarantor and Agent desire to amend the Original Guaranty to amend certain provisions thereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Guaranty, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
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                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Original Guaranty. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Guaranty shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                  "Amendment" means this Third Amendment to Guaranty of Payment Agreement.

                  "Guaranty" means the Original Guaranty as amended hereby.


                                   ARTICLE II.

                         Amendments to Original Guaranty

         Section 2.1. Financial Covenants.

         (a) Section 3.2.1 of the Original Guaranty is hereby replaced in its entirety by the following:

                  3.2.1    Minimum Tangible Net Worth.

                  Maintain, on a consolidated basis with all subsidiaries, at all times during the term of the Credit Facility measured quarterly beginning with the quarter ending December 31, 1999, a minimum Tangible Net Worth of not less than the sum of $80,000,000 as of December 31, 1999 plus fifty percent (50%) of the Guarantor's net income (if positive) for each subsequent quarter plus seventy-five (75%) of the net proceeds to the Guarantor of any equity capital (or equity equivalent) securities offering received during such quarter. "Tangible Net Worth" means, at any time, the sum at such time of Net Worth (defined as shareholder's equity as defined by GAAP) less the total of
         (aa) all assets which would be classified as intangible assets under GAAP, excluding (1) goodwill in excess of $25,000,000 prior to the closing of the Equity Transaction, or (2) all goodwill after the closing of the Equity Transaction, but including trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (bb) Premises-opening costs, organizational costs and deferred financing costs, and (cc) advances or loans made to or receivables from any unconsolidated affiliates of which the Guarantor owns less than fifty percent (50%) (other than advances or loans made to or receivables from HCR/Alterra Development II, LLC up to a total of $35,000,000) or any stockholder of the Guarantor or any affiliate.

         (b) Section 3.2.3A of the Original Guaranty is hereby replaced in its entirety by the following:

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                  3.2.3A   Minimum Liquidity.

                  Maintain Liquidity, at all times during the term of the Credit Facility, measured quarterly, of not less than the greater of (a) (i) $15,000,000 prior to the closing of the Equity Transaction, or (ii) $20,000,000 after the closing of the Equity Transaction, or (b) the Guarantor's Debt Service for the ninety (90) day period beginning on the date of determination. For purposes of this Section 3.2.3A, the term `Liquidity' shall mean, at any time, the sum of (i) all cash of the Guarantor at such time plus (ii) seventy-five percent (75%) of the aggregate costs (as determined in accordance with GAAP) expended by Guarantor with respect to all Facilities owned by the Guarantor at such time that are not subject to a Lien (including any such Facilities that are under construction). The term `Guarantor's Debt Service' means, with respect to any period, the sum of all lease payments and interest and principal payments payable during such period on the aggregate indebtedness of the Guarantor for Facilities that, at the time of determination, do not constitute Guarantor's Stabilized Projects. The term `Guarantor's Stabilized Project' means any Facility owned by Guarantor that (i) has a Resident Occupancy of at least 95% and (ii) has achieved a ratio of Net Operating Income to Debt Service of not less than 1.25 to 1.00 measured for three consecutive months. The computation of the financial test set forth in this Section shall be based on the Guarantor's quarterly financial statements delivered to Lenders and the information used in the preparation thereof.

                                  ARTICLE III.

                         Representations and Warranties

         Section 3.1. Representations and Warranties of Guarantor. In order to induce Agent to enter into this Amendment, Guarantor represents and warrants to Agent that:

         (a) The representations and warranties contained in Article II of the Original Guaranty are true and correct at and as of the time of the effectiveness hereof except in lieu of Section 2.1.6 of the Original Guaranty and the last sentence of Section 2.1.7 of the Original Guaranty, Guarantor is making the representations and warranties in subsection 3.1(e) below.

         (b) Guarantor is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Guaranty. Guarantor has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Guarantor hereunder.

         (c) The execution and delivery by Guarantor of this Amendment, the performance by Guarantor of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Guarantor; or of any material agreement, judgment, license, order or permit applicable to or binding upon Guarantor, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Guarantor. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Guarantor of this Amendment or to consummate the transactions contemplated hereby.

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         (d) When duly executed and delivered, each of this Amendment and the
Guaranty will be a legal and binding obligation of Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

         (e) The audited annual consolidated financial statements of Guarantor dated as of December 31, 1999 fairly presents the consolidated financial position at such date and the consolidated statement of operations and the changes in consolidated financial position for the period ending on such date for Guarantor. Copies of such financial statements have heretofore been delivered to each Lender. Since such date no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of Guarantor, except as described in the Guarantors' annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000.

                                   ARTICLE IV.

                           Conditions of Effectiveness

         Section 4.1. Effective Date. This Amendment shall become effective upon satisfaction of the Conditions to Effectiveness of Section V of the Second Amendment to Amended and Restated Financing and Security Agreement dated of even date herewith.


                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Guaranty as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Guaranty in any Financing Document shall be deemed to be a reference to the Original Guaranty as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Financing Agreement, the Guaranty, or any other Financing Document nor constitute a waiver of any provision of the Financing Agreement, the Guaranty or any other Financing Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Guarantor herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.

         Section 5.3. Financing Documents. This Amendment is a Financing Document, and all provisions in the Financing Agreement pertain hg to Financing Documents apply hereto.

         Section 5.4. Governing Law. This amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so


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executed shall be deemed to constitute one and the same Amendment. This
Amendment may be validly executed by facsimile or other electronic transmission.

         THIS AMENDMENT AND THE OCHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]



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         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                      ALTERRA HEALTHCARE CORPORATION



                                      By:  /s/ Mark W. Ohlendorf
                                         ---------------------------------------
                                           Name:  Mark W. Ohlendorf
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------



                                      BANK UNITED, as Agent



                                      By:  /s/ Casey Moore
                                         ---------------------------------------
                                           Name:  Casey Moore
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------



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                          CONSENT OF FIRSTAR BANK, N.A.

         Firstar Bank, N.A., a Lender under the Financing Agreement and a party to the Agency Agreement, for good and valuable consideration the receipt of which is hereby acknowledged, hereby consents to the provisions of this Amendment and the transactions contemplated herein.

                                      FIRSTAR BANK, N.A.



                                      By:  /s/ Dale L. Welke
                                         ---------------------------------------
                                           Name:  Dale L. Welke
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------




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                             CONSENT OF AMSOUTH BANK

         Amsouth Bank, a Lender under the Financing Agreement and a party to the Agency Agreement, for good and valuable consideration the receipt of which is hereby acknowledged, hereby consents to the provisions of this Amendment and the transactions contemplated herein.

                                      AMSOUTH BANK



                                      By:  /s/ Carl M. Ferris
                                         ---------------------------------------
                                           Name:  Carl M. Ferris
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------

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